UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010

Lightning Gaming, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-52575	20-8583866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 Creek Circle, Boothwyn, Pa 19061
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code) 610 494 5534

_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

On March 19, 2010, Lightning Gaming, Inc. (“LGI”) entered into a Note and Warrant Purchase Agreement (the “Agreement”) with SIG Strategic Investments, LLLP (“SIG”); The Co-Investment Fund II, LP (“CI II”); and Stewart J. Greenebaum, LLC (“Greenebaum” and, together with CI II, the “Purchasers”).

Under the Agreement, the Purchasers acquired from SIG a $2 million Promissory Note (the “Note”) issued by LGI’s wholly-owned subsidiary, Lightning Poker, Inc. (“LP”), and warrants to purchase an aggregate of 500,000 shares of common stock of LGI at an exercise price of $2 per share.  The warrants acquired by the Purchasers from SIG constituted one-half of a warrant held by SIG for the purchase of one million LGI shares.  SIG has retained the other half of that warrant.

The Note and warrant were originally issued to SIG under a Loan Agreement, dated June 30, 2008, among LP, SIG and CI II (the “Loan Agreement”), which appears in Exhibit 99.1 to Form 8-K filed by LGI with the Securities and Exchange Commission on July 7, 2008.

Pursuant to the Agreement, (i) the Note and warrant issued to SIG under the Loan Agreement were canceled, (ii) LP issued a new promissory note in the principal amount of $1 million to each of the Purchasers, and (iii) LGI issued a new warrant for 250,000 shares to each of the Purchasers and a new warrant for 500,000 shares to SIG, representing the portion of the original warrant retained by SIG under the Agreement.

The terms of the new notes and warrants are substantially the same as the terms of the Note and warrant that were issued to SIG under the Loan Agreement.  The new notes bear interest at 8% per annum, with all interest and principal due on June 30, 2011, and are subject to the Loan Agreement.  The new warrants are for an aggregate of one million shares of LGI common stock at an exercise price of $2 per share, expiring on June 30, 2013.

Giving effect to the Agreement, CI II, Greenebaum and SIG hold promissory notes issued by LP in the following aggregate principal amounts:

CI II:	$10,500,000
Greenebaum:	$3,000,000
SIG:	$ 0

SIG, CI II and Greenebaum are each deemed to own beneficially more than 5% of LGI’s outstanding common stock, based on their ability to acquire LGI’s common stock through the exercise of warrants or conversion of promissory notes.  Greenebaum also owns all of LGI's outstanding nonvoting stock.

CI II is managed by Cross Atlantic Capital Partners Inc. (“Cross Atlantic”). Donald Caldwell, a director of LGI, is the founder and Chief Executive Officer of Cross Atlantic.  Frederick Tecce, also a director of LGI, is a managing director and of counsel of Cross Atlantic.

The above descriptions of the Agreement, the new notes and the new warrants are merely summaries of their material terms.  Copies of those documents are filed as exhibits to this Form 8-K.  Interested parties should read those documents, as well as the Loan Agreement, in their entirety.

Section 3 - Securities and Trading Markets

Item 3.02                      Unregistered Sales of Equity Securities.

The new warrants described in Item 1.01 of this Form 8-K were issued by LGI under the Agreement in order to facilitate a partial transfer of the warrant held by SIG.  LGI received no consideration in the transaction.  Therefore, LGI does not consider the transaction to be a sale of equity securities by LGI.  If, however, the transaction is deemed a sale by LGI, then the sale was exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder.

Section 9 - Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits:

Exhibit No.	Description
99.1	Note and Warrant Purchase Agreement among LGI, CI II, Greenebaum and SIG
99.2	Promissory Note issued by LP to CI II
99.3	Warrant for Stock issued by LGI to CI II
99.4	Promissory Note issued by LP to Greenebaum
99.5	Warrant for Stock issued by LGI to Greenebaum
99.6	Warrant for Stock issued by LGI to SIG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning Gaming, Inc.

By:	/s/	Robert Ciunci
Robert Ciunci, Chief Financial Officer
Date:		March 25, 2010